SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          The Great Train Store Company
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title to each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                          THE GREAT TRAIN STORE COMPANY
                         14180 DALLAS PARKWAY, SUITE 618
                               DALLAS, TEXAS 75240

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

To the Stockholders of                                           May 3, 1999
The Great Train Store Company:                                   Dallas, Texas


The Annual Meeting of the Stockholders of The Great Train Store Company will be held on Tuesday, June 15, 1999, at 9:00 a.m. Central Daylight Savings Time in the offices of the Company at 14180 Dallas Parkway, Suite 618, Dallas, Texas 75240, for the following purposes:

     1. To elect two class II directors to serve a three-year term and until the director's successor has been elected and qualified;

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 3, 1999, will be entitled to vote at the meeting. A list of all stockholders entitled to vote at the annual meeting, arranged in alphabetical order and showing the address of and number of shares held by each stockholder, will be open at the principal office of The Great Train Store Company, 14180 Dallas Parkway, Suite 618, Dallas, Texas 75240, during usual business hours, to the examination of any stockholder for any purpose germane to the annual meeting for 10 days prior to the date thereof. The list of shareholders will also be available at the meeting for examination at any time during the meeting.

A copy of the Company's 1998 Annual Report accompanies this notice.


                                             By Order of the Board of Directors




                                              James H. Levi
                                              Chairman, President, and
                                              Chief Executive Officer



Whether or not you intend to be present at the meeting, please mark, sign, date, and return the accompanying proxy promptly. A return addressed envelope is enclosed for your convenience.

                          The Great Train Store Company
                         14180 Dallas Parkway, Suite 618
                               Dallas, Texas 75240

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of The Great Train Store Company (the "Company"), for use at the Annual Meeting of Stockholders to be held in the offices of the Company at 14180 Dallas Parkway, Suite 618, Dallas, Texas 75240, June 15, 1999, at 9:00 a.m. CDST and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. This proxy statement and the accompanying proxy card will be first mailed to stockholders on or about May 21, 1999. All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, telecopy and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

REVOCABILITY OF PROXY

If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company, or the presiding officer at the meeting, in writing of such revocation at any time prior to the voting of the proxy, or by attending the meeting and voting in person, or by submitting a new proxy bearing a later date.

RECORD DATE

Stockholders of record at the close of business on May 3, 1999, will be entitled to vote at the meeting.

ACTION TO BE TAKEN UNDER PROXY

All properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted by Cheryl A. Taylor and James L. Llewellyn, or the one of them who acts, in accordance with the directions specified in the proxy. If no such directions have been specified by marking the appropriate squares in the accompanying proxy card, the shares will be voted as follows:

         (1) FOR the election of Joel S. Pollack and John S. Schultz named herein as nominees for director of the Company to hold office for a term of three years expiring in 2002 and until the director's successor has been duly elected and qualified;

         (2) According to their judgment, on the transaction of such other business as may properly come before the meeting or any adjournments thereof.

Should the nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause the nominee to be unavailable.

                  Voting Securities, Principal Holders Thereof
                          and Cumulative Voting Rights

On April 26, 1999, there were 4,417,193 shares of Common Stock, par value $.01 per share ("Common Stock"), outstanding, which constitute all of the outstanding capital stock of the Company. Each stockholder is entitled to cast one vote for each share of record on all matters to be voted on by the stockholders, including the election of directors.

A majority of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. Votes that are withheld in the election of directors, abstentions on all other matters properly brought before the meeting and the proxies relating to "street name" shares which are not voted by brokers on one or more, but less than all, matters (so-called "broker non-votes") will be considered as shares present for purposes of determining a quorum. Under applicable state law and the Company's Certificate of Incorporation (i) an affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting is required for the election of directors, and, (ii) an affirmative vote by a majority of the shares present in person or represented by proxy at the meeting is required to approve all other matters submitted to a vote of the stockholders. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. With regard to other matters, abstentions (including proxies which deny discretionary authority on any other matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matters. Broker non-votes will not be treated as shares represented at the meeting as to such matter(s) not voted on and therefore will have no effect.

The following table sets forth, as of April 26, 1999, the beneficial ownership of each current director (including the nominee for election as a director), each of the executive officers named in the Summary Compensation Table set forth herein, the executive officers and directors as a group, and each other stockholder known to the Company to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.

                          Beneficial Ownership

--------------------------------------------------------------------------------
                                           Number of Shares          Percent
--------------------------------------------------------------------------------

James H. Levi (a)                              1,164,261               25.9%
  85 Larchmont Avenue
  Larchmont, New York 10538

Joel S. Pollack (b)                              135,838                3.1%
  1150 Benedict Canyon Drive
  Beverly Hills, California 90210

John J. Schultz                                   23,500                 *
  P.O. Box 1106 - Horseshoe Farm
  Ridgefield, CT 06877

Charles M. Tureen (c)                             29,512                 *
   101 South Hanley Road, Suite 1600
   St. Louis, Missouri 63105

Robert M. Warner                                       -                 *
   1015 Nautilus Lane
   Mamaroneck, New York 10543

Matthew A. Katzer & Barbara M. Dawson            402,650                9.1%
   2373 Northwest 185th Avenue, Suite 416
   Hillsboro, Oregon 97124

Edmund H. Shea, Jr. (d)                          238,000                5.3%
   655 Brea Canyon Road
   Walnut, California 91789

All directors and officers as a group
   (7 persons)                                 1,355,540               30.2%

--------------------------------------------------------------------------------

  *   Less than 1%


  (a) Includes 10,000 shares of common stock owned by Mr. Levi's spouse. Mr. Levi disclaims beneficial ownership of these shares. Also includes 75,000 shares of Common Stock issuable upon the exercise of the warrants received by Mr. Levi pursuant to the private placement of debt in 1994, which are beneficially owned by Mr. Levi.

  (b) Includes 135,838 shares held of record by The Pollack Family Trust dated May 13, 1986, of which Mr. Pollack and his spouse are co-trustees.

  (c) Includes 29,512 shares owned by "The Mary W. Tureen Revocable Trust" of which Mary W Tureen (spouse of Mr. Tureen) and Mr. Tureen are co-trustees.

  (d) Includes 50,000 shares of common stock issuable upon the exercise of the warrants received by Mr. Shea pursuant to the private placement of debt in 1994, which are beneficially owned by Mr. Shea. All other shares are held of record by E & M RP Trust, of which Mr. Shea is trustee.


                 PROPOSAL 1 - ELECTION OF TWO CLASS II DIRECTORS
        INFORMATION ABOUT THE NOMINEES AND DIRECTORS CONTINUING IN OFFICE

The Company's Certificate of Incorporation and Bylaws currently provide for three classes of directors, each class serving for a three-year term expiring one year after the term of the preceding class, so that the term of one class will expire each year. The terms of the current Class III and Class I directors expire in 2000 and 2001, respectively. The Board of Directors has nominated Joel
S. Pollack and John J. Schultz, who are currently Class II directors, for re-election to serve a three-year term expiring at the annual meeting of stockholders in 2002. The following table sets forth certain information concerning Joel S. Pollack and John J. Schultz and those directors who are continuing in office.

                        NOMINEES FOR DIRECTOR - CLASS II
                   (to be elected to serve a three-year term)

--------------------------------------------------------------------------------
     Name                  Age              Position            Director Since
--------------------------------------------------------------------------------

Joel S. Pollack            60               Director                1994
John J. Schultz            62               Director                1994

--------------------------------------------------------------------------------

Joel S. Pollack has been a Director of the Company since August, 1994. For more than the last five years, Mr. Pollack has been a private investor in Beverly Hills, California. From 1977 to 1987, he was Executive Vice President and Co-Head of Retail Sales at Oppenheimer & Co., Inc., and was employed in various capacities at Hayden Stone and predecessor companies. Mr. Pollack graduated from The Wharton School of the University of Pennsylvania in 1961.

John J. Schultz has been a Director of the Company since August, 1994. Mr. Schultz has more than thirty-five years of experience in the retail industry and is presently a consultant specializing in the retail area and serves as a director of Big Smith Brands, Inc. and A.R. Accessories, Inc. Previously, Mr. Schultz served as Executive Vice President and General Merchandise Manager for Bloomingdale's Department Stores and Sanger Harris Department Stores, President and Chief Executive Officer of B. Altman & Co., and President of the Retail Services Division and Executive Director of the National Retail Federation. Mr. Schultz is a graduate of Fairleigh Dickenson University in Madison, New Jersey, Dartmouth Institute and the Federated Senior Management Institute.

Your Board of Directors recommends you vote for the election of these nominees.



                   DIRECTORS CONTINUING IN OFFICE - CLASS III
                            (terms expiring in 2000)

 -------------------------------------------------------------------------------
         Name          Age               Position                 Director Since
 -------------------------------------------------------------------------------

James H. Levi          59     Director, Chairman of the Board,        1994
                              President and Chief Executive Officer

Robert M. Warner       78     Director                                1994

-------------------------------------------------------------------------------


James H. Levi has been the Chairman of the Board of Directors, President and Chief Executive Officer and a Director of the Company since its organization in 1985. Since 1992, Mr. Levi has also been President of Levi Company, a real estate and venture investing company and is involved in a number of investment and other activities. In 1987, he co-founded and, until 1992, served as President of Value Properties, Inc., a real estate investment firm. For more than fifteen years prior thereto, Mr. Levi was President of Oppenheimer Properties, Inc. and a number of related entities and was Executive Vice President and a member of the Executive Committee of Oppenheimer & Co., Inc., investment bankers. He has been responsible for the creation of a large number of enterprises among which was the adaptive reuse of St. Louis Union Station, the location of the original The Great Train Store. Mr. Levi developed The Great Train Store concept and has been the principal owner of the Company and all of its predecessors since inception. He is a graduate of Harvard College and received his M.B.A. degree from Harvard Business School.

Robert M. Warner has been a Director of the Company since August, 1994. For more than ten years, Mr. Warner has been a retail store management consultant whose present clients include retailers, large and small. Previously, Mr. Warner served as President and Chief Executive Officer of Steinbach, Inc., a $200 million department store chain; President and Chief Executive Officer of K-G Retail, Inc., a $100 million men's clothing chain; Senior Vice President of Macy's, Inc., where, among other positions, he served as the General Manager of Macy's-Herald Square store, the largest store in the world. Mr. Warner has also worked for a number of other retail companies as either chief executive officer, director or consultant. Mr. Warner is a graduate of the University of Michigan and received an M.B.A. from the Harvard Business School.


                     DIRECTOR CONTINUING IN OFFICE - CLASS I
                            (terms expiring in 2001)

 -------------------------------------------------------------------------------
      Name                 Age            Position            Director Since
 -------------------------------------------------------------------------------

 Charles M. Tureen         68             Director                1994

 -------------------------------------------------------------------------------

Charles M. Tureen has been a Director of the Company since April, 1994. Mr. Tureen was a member in the St. Louis, Missouri law firm of Gallop, Johnson & Neuman, L.C., from July, 1990 through December, 1996, when he became of counsel to the firm. Until June, 1990 and for a number of years prior thereto, he was a principal in the St. Louis, Missouri law firm of Blumenfeld, Sandweiss, Marx, Tureen, Ponfil, and Kaskowitz P.C.

The Board of Directors of the Company has established an Audit Committee (presently consisting of Mr. Pollack, Mr. Warner and Mr. Schultz) to be comprised of at least two non-employee directors which has the responsibility of reviewing the scope of the audit and services provided by the Company's independent auditors. The Audit Committee meets with the financial staff of the Company to review accounting procedures and policies. The Board of Directors also has established a Compensation Committee (presently consisting of Mr. Tureen, Mr. Pollack and Mr. Warner) also to be comprised of at least two non-employee directors which has been given the responsibility of setting and administering the policies which govern the annual compensation of the Company's directors and executive officers, as well as the Company's stock option and other benefit plans. The Board of Directors has also established an Executive Committee (presently consisting of Mr. Levi and Mr. Tureen) with the power to act, if necessary, on a broad range of matters during the interim periods between Board of Directors meetings. During 1998 the Board of Directors held three meetings, the Audit Committee held three meetings, the Compensation Committee held three meetings, and the Executive Committee held five meetings. During such period each director attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the meetings held during the period by the Committees of the Board of Directors on which he served.

                              Director Compensation

The Company pays each non-employee director of the Company $1,250 in cash for each Board meeting attended and reimburses all directors for out-of-pocket expenses incurred in connection with their attendance at Board meetings. The Company has the option to pay these directors in that number of shares of Common Stock determined by reference to the fair market value of the Common Stock on the meeting date. However, all payments during 1996, 1997, and 1998 were made in cash. In addition, pursuant to its 1994 Director's Stock Option Plan, the Company granted to each non-employee director, on the date of his initial selection, options to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the selection. Such options first became exercisable on the first anniversary of the recipient's election as a director.

During 1996, the 1994 Director's Stock Option Plan was amended to award an additional 2,500 options to each non-employee Director and establish an annual award of 2,500 options on the date of each subsequent annual meeting of the stockholders of the Company at which each remains a director of the Company. During 1997, the annual award was increased to 5,000 options to be granted on the date of each subsequent annual meeting of the stockholders. Such options will be at a price equal to the fair market value of the Common Stock on the date of award.

                               Executive Officers

Each of the executive officers, other than Mr. Levi, is a full time employee of the Company. In accordance with his employment agreement, Mr. Levi agreed to devote such time to the business and affairs of the Company as is reasonable and necessary. It is Mr. Levi's intention to devote at least 50% of the customary work week to the Company's business for the foreseeable future. The non-employee directors of the Company devote such time and attention to the affairs of the Company as is reasonable and necessary. Set forth below are descriptions of the backgrounds of the executive officers, other than Mr. Levi, of the Company.

James L. Llewellyn joined the Company in March 1994 as its Vice President - Sales. From 1985 until joining the Company, Mr. Llewellyn served as Senior District Manager of Club International Menswear, a chain of retail men's stores. Mr. Llewellyn graduated in June, 1982 from the University of New Brunswick, New Brunswick, Canada. Mr. Llewellyn supervises store sales operations, buying, advertising, promotion and merchandising.

Cheryl A. Taylor currently serves the Company as its Vice President - Finance and Administration. Ms. Taylor joined the Company in May 1994 as its Controller. From 1989 until joining the Company, Ms. Taylor served as a certified public accountant with Coopers & Lybrand LLP, an international accounting and auditing firm. She received her Bachelor's of Business Administration degree in accounting from Texas A & M University.

                Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto, or written representations that no Form 5 is required, furnished to the Company, the Company believes that each person required to file reports under
Section 16(a) relative to the Company's equity securities has done so on a timely basis.

                 Certain Relationships and Related Transactions

During the most recent two fiscal years there have been no transactions between the Company and any of its directors, executive officers, principal stockholders or affiliates, and no such transactions are currently proposed. All future such transactions are required to be approved by a majority of the independent and disinterested outside directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties under similar circumstances.

                             Executive Compensation

The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the Company's Chief Executive Officer for all services rendered in all capacities to the Company. No other officer of the Company earned compensation of more than $100,000 during any of the three fiscal years ended January 2, 1999.

                           Summary Compensation Table
                               Annual Compensation

--------------------------------------------------------------------------------
  Name and Principal Position          Year      Salary        Bonus      Other
--------------------------------------------------------------------------------

James H. Levi                          1998     $155,280     $    -     $    -
  Chairman of the Board, President     1997      145,237          -          -
  and Chief Executive Officer          1996      129,789          -          -

--------------------------------------------------------------------------------


                 Option / SAR Grants in Last Fiscal Year
                            Individual Grants

--------------------------------------------------------------------------------
                               Number of     % of Total
                               Securities   Options/SARs    Exercise
                               Underlying    granted to     or Base
  Name and Principal          Options/SARs  Employees in     Price    Expiration
  Position                     Granted (#)   Fiscal Year     ($/sh)      Date
--------------------------------------------------------------------------------

James H. Levi - Chairman
 of the Board, President and    5,000 (a)       7.2%        $ 3.50      3/2008
 Chief Executive Officer
--------------------------------------------------------------------------------

(a) 25% become exercisable annually commencing with the second anniversary of the grant date


             Aggregated Option/SAR Exercises in Last Fiscal Year and
                            FY-End Options/SAR Values

 -------------------------------------------------------------------------------
                                                                    Value of
                                      Number Of Unexercised        Unexercised
                Shares                     Securities             In-The-Money
               Acquired              Underlying Options/SARs     Options/SARs At
                  On        Value         At FY-End (#)            FY-End ($)
               Exercise   Realized        Exercisable/            Exercisable/
   Name           (#)        ($)          Unexercisable           Unexercisable
 -------------------------------------------------------------------------------

 James H. Levi    -           -         17,000 / 71,000              - / -

 -------------------------------------------------------------------------------



                         Ten-Year Option/SAR Repricings

----------------------------------------------------------------------------------------------
                               Number of                                           Length of
                                Options    Market Price    Exercise                 Original
                                 /SARs      of Stock       Price At               Option Term
                                Repriced   at Time of      Time of        New      Remaining
                                  or       Repricing or   Repricing or  Exercise   at Date of
                                Amended     Amendment      Amendment     Price    Repricing or
 Name                   Date     (#)          ($)            ($)          ($)      Amendment
---------------------------------------------------------------------------------------------
James H. Levi,        3/11/98      5,000      $ 3.50      $ 5.63       $ 3.50      7 Years
  President           3/11/98     10,000      $ 3.50      $ 5.63       $ 3.50      8 Years
                      3/11/98     15,000      $ 3.50      $ 5.63       $ 3.50      8 Years
                      3/11/98     10,000      $ 3.50      $ 8.50       $ 3.50      9 Years
                      3/11/98     26,000      $ 3.50      $ 7.88       $ 3.50      9 Years

James L. Llewellyn,   3/11/98      5,000      $ 3.50      $ 5.63       $ 3.50      7 Years
  Vice President-     3/11/98     10,000      $ 3.50      $ 5.63       $ 3.50      8 Years
  Sales               3/11/98     15,000      $ 3.50      $ 5.63       $ 3.50      8 Years
                      3/11/98     10,000      $ 3.50      $ 8.50       $ 3.50      9 Years
                      3/11/98     20,000      $ 3.50      $ 7.88       $ 3.50      9 Years

* Michael D. Glazer,  3/11/98      5,000      $ 3.50      $ 5.63       $ 3.50      7 Years
  Vice President-     3/11/98     10,000      $ 3.50      $ 5.63       $ 3.50      8 Years
  Real Estate         3/11/98     15,000      $ 3.50      $ 5.63       $ 3.50      8 Years
                      3/11/98     10,000      $ 3.50      $ 8.50       $ 3.50      9 Years
                      3/11/98     20,000      $ 3.50      $ 7.88       $ 3.50      9 Years

Cheryl A. Taylor,     3/11/98      7,500      $ 3.50      $ 5.63       $ 3.50      7 Years
  Vice President-     3/11/98     12,000      $ 3.50      $ 5.63       $ 3.50      8 Years
  Finance &           3/11/98     20,000      $ 3.50      $ 5.63       $ 3.50      8 Years
  Administration      3/11/98     13,000      $ 3.50      $ 8.50       $ 3.50      9 Years
                      3/11/98     22,000      $ 3.50      $ 7.88       $ 3.50      9 Years
--------------------------------------------------------------------------------------------

* As of March 31, 1999, Mr. Glazer is no longer employed with The Great Train Store Company.

--------------------------------------------------------------------------------


                 Employment Arrangements with Executive Officers

The Company entered into an employment agreement effective April 12, 1994 with James H. Levi. Under this agreement, which expires August 12, 1999, Mr. Levi has agreed to continue to serve as Chairman of the Board, President and Chief Executive Officer of the Company in exchange for annual base compensation of $150,000, subject to annual adjustment by the Compensation Committee of the Board of Directors. Mr. Levi has agreed to devote such time to the business and affairs of the Company as is reasonable and necessary. It is Mr. Levi's intention to devote at least 50% of the customary work- week to the Company's business for the foreseeable future.

In the event Mr. Levi's employment with the Company is terminated for reasons other than for cause, permanent disability or death or there occurs a significant reduction in the position, duties or responsibilities of Mr. Levi (a "Termination") within two years following a "Change of Control" (as defined in the agreement), Mr. Levi will be entitled to an additional bonus of 175% of the Base Compensation payable in the fiscal year in which such termination occurs.

Mr. Levi has also agreed to refrain from disclosing information confidential to the Company or engaging directly or indirectly, in the sale or distribution of merchandise competitive with that sold by the Company during the term of his employment agreement and for two years thereafter without the prior written consent of the Company.

                          Compensation Committee Report

General Policy. The Compensation Committee is committed to providing a comprehensive compensation package designed to attract and retain quality executive officers, instill a long-term commitment to the Company and insure that the interests of management and the Company's stockholders are aligned. With this in mind, the Compensation Committee's principal objective is to link executive compensation to corporate performance.

Each year, the Compensation Committee reviews the Company's overall executive compensation program in comparison to the Company's results of operations and progress on strategic and other qualitative goals. The key components of the Company's compensation package are base salary and stock options. The Company does not currently have an executive bonus plan.

Base Salaries. Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by referring to the relevant competitive marketplace for executive management. When determining base salary, the Compensation Committee also takes into account other aspects of the entire compensation package afforded by the Company to the individual officer.

Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer and also taking into account new responsibilities. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers, and where appropriate, also considers non-financial performance measures. In reviewing the individual performance of the Company's executive's (other than James H. Levi), the Committee also takes into account the views of the Mr. Levi. Mr. Levi's views are typically subjective, such as his perception of the individual's performance, the importance of his role and functional responsibilities to the overall well-being of the Company and any planned changes in functional responsibilities.

In determining Mr. Levi's base salary for fiscal 1999, the Compensation Committee took into account the Company's financial results in fiscal 1998 and the assessment of the Committee of Mr. Levi's leadership and response to the challenges encountered by the Company in fiscal 1998. The Committee also took into account the time devoted by Mr. Levi to the Company's affairs in excess of that required by his employment agreement. As a result, the Committee set Mr. Levi's base salary for fiscal 1999 at $150,000, which is the same amount paid to Mr. Levi in fiscal 1998. In addition, Mr. Levi is entitled to receive an annual bonus in such amount as the Compensation Committee may determine in its sole discretion to be appropriate. To date, Mr. Levi has not requested nor received any such bonuses.

Stock Options. The granting of stock options is a key part of the Company's overall compensation program and is designed to provide its executive officers and other key employees with incentives to maximize the Company's long-term financial performance and align their interests with those of the Company's shareholders. In determining whether and how many options should be granted, the Committee may consider the seniority of each of the executive officers as well as the financial performance of the Company and other such factors as it deems appropriate. However, the Compensation committee has not established target awards governing the receipt, timing or size of option grants under the Stock Option Plans. Thus, determinations by the Compensation Committee with respect to the granting of stock options are subjective in nature.

In March 1998, the Committee recognized that the then outstanding options had ceased to advance the purpose for which the option program had been designed. The exercise price of outstanding options generally exceeded the market price for the underlying stock by a substantial amount. After examining the reasons for such disparity, the Committee concluded that the erosion of the market value of the Company's stock was the result of numerous factors, many of which were outside the control of the Company's executives, and that the long term objectives of the company's compensation program would be best served by adjusting the exercise price of outstanding options to equal to then prevailing market price of the underlying stock.

                                     Respectfully submitted,

                                     Compensation Committee of the
                                     Board of Directors of
                                     The Great Train Store Company

                                     Charles M. Tureen
                                     Joel S. Pollack
                                     Robert M. Warner


                                Stock Performance

Set forth below is a line graph comparing the cumulative total shareholder return since January4, 1995 through December 31, 1998 on the Company's common stock against the cumulative total return of the Russell 2000 and the Company's peer group of other specialty retailers, selected by the Company. The peer group includes Funco, Natural Wonders and Noodle Kidoodle.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG GTRN, PEER COMPANIES AND RUSSELL 2000 INDEX

[EDGAR representation of data points used in printed graphic]

                    04-Jan       29-Dec-     31-Dec-     31-Dec-     31-Dec-
                     1995         1995        1996        1997        1998
--------------------------------------------------------------------------------
Peer Group          $100.00     $117.89      $109.77     $149.12     $188.41
GTRN                 100.00      114.13       143.48      103.26       17.39
Russell 2000         100.00      127.59       146.42      176.47      170.39

--------------------------------------------------------------------------------

                           PROPOSAL 2 - OTHER BUSINESS

Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                      Proposals for the 2000 Annual Meeting

Proposals of the stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Dallas, Texas not later than February 3, 2000 for inclusion in the proxy statement for that meeting.

                  Relationship with the Independent Accountants

KPMG Peat Marwick, LLP ("KPMG") served as the independent public accountant for the Company from 1996 through 1998. The Company's independent public accountant for 1999 will be selected by the Board at a regular Board meeting to be held in 1999. Representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                                            By Order of the Board of Directors



                                            James H. Levi
                                            Chairman, President, and
                                            Chief Executive Officer


THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY BY DELIVERING A WRITTEN REVOCATION OF YOUR PROXY TO THE SECRETARY OF THE COMPANY.

                         THE GREAT TRAIN STORE COMPANY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 15, 1999 AT 9:00 A.M.

The undersigned stockholder of The Great Train Store Company (the "Company") hereby appoints Cheryl A. Taylor and James L. Llewellyn and each of them as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held in the offices of the Company at 14180 Dallas Parkway, Suite 618, Dallas, Texas on June 15, 1999 at 9:00 A.M. Central Daylight Savings Time, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

Receipt of the Notice of Annual Meeting of Stockholders dated May 3, 1999, the Proxy Statement furnished herewith, and a copy of the Annual Report to Stockholders for the year ended January 2, 1999 is hereby acknowledged.

Item 1. Election of Joel S. Pollack and John J. Schultz as Class II Directors for a term of three years expiring in 2002 and until the director's successor has been duly elected and qualified.

                                 Joel S. Pollack

                    _____  FOR               _____  WITHHOLD


                                 John J. Schultz

                    _____  FOR               _____  WITHHOLD

Item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
ITEM 1 AND PURSUANT TO ITEM 2.

THIS BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.


                                   Dated:                           , 1999
                                         ---------------------------


                                   ---------------------------------------------
                                   (Signature)


                                   ---------------------------------------------
                                   (Signature if held jointly)

                                   The signature should agree with the name on your stock certificate. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each shareholder should sign.